Exhibit 99.1

IBIO, INC. PRICES $5,000,000 PUBLIC OFFERING

NEW YORK, NEW YORK, OCTOBER 25, 2019 — IBIO, INC. (NYSE AMERICAN: IBIO) (“IBIO” OR THE “COMPANY”), today announced the pricing of an underwritten public offering with expected total gross proceeds of approximately $5,000,000, before deducting underwriting discounts, commissions and other offering expenses payable by the Company.

The securities offered by the Company consist of (i) 2,450,000 shares of common stock, par value $0.001 per share (the “Common Stock”), together with Series A Warrants (the “2 Year Warrants”) and Series B Warrants (the “7 Year Warrants”) to purchase, in the aggregate, up to 4,900,000 shares of common stock and (ii) 4,510 shares of Series C Preferred Stock (the “Preferred Stock”) convertible into 22,550,000 shares of common stock together with the 2 Year Warrants and the 7 Year Warrants to purchase, in the aggregate, up to 45,100,000 shares of common stock. The shares of Common Stock and accompanying 2 Year and 7 Year Warrants are being sold together at a combined public offering price of $0.20 per share. The Preferred Stock and accompanying 2 Year and 7 Year Warrants are being sold together at $1,000.00. The 2 Year Warrants will have an exercise price of $0.22 per share, will be immediately exercisable and will expire two years from the date of issuance. The 7 Year Warrants will have an exercise price of $0.22 per share, will be immediately exercisable and will expire seven years from the date of issuance. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 shares of common stock and/or 7,500,000 common warrants to cover over-allotments, if any.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective registration statement on Form S-1 (No. 333-233504) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 24, 2019. A preliminary prospectus and accompanying prospectus relating to the proposed offering was filed with the SEC on August 28, 2019 and is available on the SEC’s website located at http://www.sec.gov. A final prospectus relating to the proposed offering will be filed and made available on the SEC’s website. Electronic copies of the preliminary prospectus supplement and the final prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that iBio, Inc. has filed with the SEC that are incorporated by reference in such prospectus and the accompanying prospectus, which provide more information about iBio, Inc. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iBio, Inc.

iBio is a global leader in plant-based biopharmaceutical contract development and cGMP manufacturing services.  Our wholly-owned subsidiary, iBio CDMO LLC, uses the FastPharming™ System – which combines plant protein expression, automated hydroponics, and glycan engineering technologies – to rapidly deliver gram quantities of high-quality biologics for research or further manufacturing uses from its 120,000 square foot facility in Bryan, Texas. In addition to contract manufacturing, iBio also offers process development, bioanalytical, and fill-finish services, along with Factory Solutions for the design and build of facilities for plant-made monoclonal antibodies, vaccines, bioinks and more. iBio also uses its advanced manufacturing capabilities in the development of its own therapeutic pipeline, including its lead asset, IBIO-100 for the treatment of fibrotic diseases. For more information, visit www.ibioinc.com.

Cautionary Statement Regarding Forward Looking Statements

STATEMENTS INCLUDED IN THIS NEWS RELEASE RELATED TO IBIO, INC. MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES SUCH AS COMPETITIVE FACTORS, TECHNOLOGICAL DEVELOPMENT, MARKET DEMAND, AND THE COMPANY'S ABILITY TO OBTAIN NEW CONTRACTS AND ACCURATELY ESTIMATE NET REVENUES DUE TO VARIABILITY IN SIZE, SCOPE, AND DURATION OF PROJECTS. FURTHER INFORMATION ON POTENTIAL RISK FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS CAN BE FOUND IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Contact:

Stephen Kilmer
Investor Relations
(646) 274-3580
skilmer@ibioinc.com